Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated June 23, 2014, appearing in the Annual Report of Rollins 401(k) Savings Plan on Form 11-K for the year ended December 31, 2013, in the Registration Statements of Rollins, Inc. on Forms S-8 (File No. 33-47528, effective date April 29, 1992 and File No. 33-26056, effective date December 13, 1988 and File No. 333-143692 effective date June 13, 2007).

/s/ Windham Brannon, P.C.

Atlanta, Georgia

June 26, 2014